                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                    CURRENT REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 8, 2001


                                  NOVAVAX, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


              DELAWARE                       0-26770           22-2816046
              --------                     -----------     -------------------
    (State or other jurisdiction           (Commission      (I.R.S. Employer
 of incorporation or organization)          File No.)      Identification No.)


                     8320 GUILFORD ROAD, COLUMBIA, MD         21046
                     ---------------------------------        -----
               (Address of principal executive offices)    (Zip code)


                                 (301) 854-3900
                                 --------------
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

                                  NOVAVAX, INC.
                       ITEMS TO BE INCLUDED IN THIS REPORT

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Audited Statements of Revenue and Direct Operating Expenses of AVC Product Line of King Pharmaceuticals, Inc. attached hereto as Appendix I.
          (1)  Report of Independent Accountants dated March 1, 2001.
          (2) Statements of Revenue and Direct Operating Expenses for the year ended December 31, 1999 and the nine months ended September 30, 2000.
          (3)  Notes to Statements of Revenue and Direct Operating Expenses.

(b) Unaudited Pro Forma Combined Financial Information of Novavax, Inc. and the AVC Product Line of King Pharmaceuticals, Inc., attached hereto as Appendix II.
          (1)  Unaudited Pro Forma Combined Balance Sheet as of September 30,
               2000.
          (2) Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1999.
          (3) Unaudited Pro Forma Combined Statement of Operations for the nine-month period ended September 30, 1999.
          (4)  Notes to the Unaudited Pro Forma Financial Statements.

(c)  Exhibits

              23.1 Consent of PricewaterhouseCoopers LLP dated March 23, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NOVAVAX, INC.



Date: March 23, 2001                   By: /s/ DENNIS W. GENGE
                                           ------------------------------------
                                           Dennis W. Genge, Vice President
                                           And Chief Financial Officer/Treasurer

                                                                      APPENDIX I





                                       AVC PRODUCT LINE
                                 OF KING PHARMACEUTICALS, INC.

                     Statements of Revenues and Direct Operating Expenses

                             For the Year Ended December 31, 1999
                         and the Nine Months Ended September 30, 2000
                        Together with Report of Independent Accountants

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of King Pharmaceuticals, Inc.:

We have audited the accompanying Statements of Revenues and Direct Operating Expenses of the AVC Product Line of King Pharmaceuticals, Inc. for the year ended December 31, 1999 and the nine months ended September 30, 2000. These statements of Revenues and Direct Operating Expenses are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of Revenues and Direct Operating Expenses based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Revenues and Direct Operating Expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements of Revenues and Direct Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Revenues and Direct Operating Expenses. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements of Revenues and Direct Operating Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K/A of Novavax, Inc.) as described in Note 1 and is not intended to be a complete presentation of the AVC Product Line's revenues and expenses.

In our opinion, the Statements of Revenues and Direct Operating Expenses referred to above present fairly, in all material respects, the results of operations described in Note 1 of the Statement of Revenues and Direct Operating Expenses for the year ended December 31, 1999 and the nine months ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America.




Atlanta, Georgia
March 1, 2001

                               AVC PRODUCT LINE OF
                           KING PHARMACEUTICALS, INC.

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN THOUSANDS)



                                                    Year ended        Nine months ended
                                                 December 31, 1999   September 30, 2000
                                                 -----------------   ------------------
Net sales                                            $  1,934             $  869
                                                     --------             ------
Cost of sales                                             429                188
Selling, general and administrative                       407                176
Amortization                                               52                 39
                                                     --------             ------
      Total costs and expenses                            888                403
                                                     --------             ------
      Net product contribution                       $  1,046             $  466
                                                     ========             ======





The accompanying notes are an integral part of the financial statement.

                               AVC PRODUCT LINE OF
                           KING PHARMACEUTICALS, INC.

          NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

1.     Basis of Presentation:

       The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the current report on Form 8-K/A of Novavax, Inc., ("Novavax") and is not intended to be a complete presentation of the AVC Product Line of King Pharmaceuticals, Inc. (the "AVC Product Line") revenues and expenses. King Pharmaceuticals, Inc. ("King") does not prepare financial statements of the AVC Product Line, which would be intended to report a complete presentation of financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States of America. Accordingly, the accompanying statements do not purport to present the results of operations of the AVC Product Line that would have resulted if King had operated its AVC Product Line as an independent company.

       An Agreement for the Purchase and Sale of Assets relating to the AVC Product Line ("Purchase Agreement") was entered into between King and Novavax on January 8, 2001. Novavax acquired certain assets related to the AVC Product Line for $3,332, as defined in the Purchase Agreement. The purchase price is subject to a contingent payment by King to Novavax of up to $2,000 if net sales of the AVC product line do not exceed $850 for each of the calendar years 2001 through 2004.

       The assets acquired as of January 8, 2001 represent certain intangible assets as defined in the Purchase Agreement. These assets include the right to the tradename in the United States and the goodwill associated with the tradename; the know-how relating to production, manufacturing, packaging, release, validation and stability of the products in the United States; the right to the new drug application for the AVC Product Line; and the trademark of the AVC Product Line.

       In addition to the Purchase Agreement, a supply agreement was also entered into on January 8, 2001 between King and Novavax. Pursuant to the supply agreement, King will supply Novavax the AVC Product Line at a price equal to 110% of King's cost for an initial term of twelve months from the effective date. The supply agreement will be automatically extended for an additional twelve months unless one of the parties terminate the agreement.

                               AVC PRODUCT LINE OF
                           KING PHARMACEUTICALS, INC.

    NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (CONTINUED)

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

2.     Summary of Significant Accounting Policies:

       REVENUE RECOGNITION

       Sales are reported net of an estimate for returns and allowances, cash discounts, rebates and chargebacks. During the fourth quarter of 2000, King changed its accounting policy for recognizing product sales in accordance with the SEC's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." Previously, sales were recognized upon shipment to the customer. The new policy recognizes that risks of ownership in some transactions do not substantively transfer to customers until the product has been received by them without regard to when legal title has transferred.

       NET SALES

       Net sales include certain sales deductions. Sales deductions include deductions specifically attributable to the AVC Product Line and deductions allocated to the AVC Product Line by management. Management believes this method of allocation is reasonable. The types of deductions included in the calculation of net sales are as follows:

       - Sales Returns - Sales returns are directly attributable to identifiable products based on actual sales returns.
       - Cash Discounts - Cash discounts are allocated to the AVC Product Line monthly, as a percentage of actual gross sales to total gross sales of King.
       - Sales Rebates - Rebates are allocated to the AVC Product Line monthly based on gross sales, using a historical percentage of gross sales.
       - Chargebacks - Chargebacks are allocated to the AVC Product Line monthly based on gross sales, using a historical percentage of gross sales.

                                           Year ended        Nine months ended
                                        December 31, 1999   September 30, 2000
                                        -----------------   ------------------
Gross sales                                 $ 2,610              $ 1,065
Less:
   Sales returns                                406                   79
   Cash discounts                                61                   22
   Sales rebates                                176                   73
   Chargebacks                                   33                   22
                                            -------              -------
      Net Sales                             $ 1,934              $   869
                                            =======              =======

                               AVC PRODUCT LINE OF
                           KING PHARMACEUTICALS, INC.

    NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (CONTINUED)

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN THOUSANDS)


2.     Summary of Significant Accounting Policies, continued:

       COST OF SALES

       The products included in the AVC Product Line are manufactured by a third party. Cost of sales include direct costs paid to the third-party manufacturer.

       SELLING, GENERAL AND ADMINISTRATIVE COSTS

       Selling costs consist primarily of sales force employment costs (salaries and bonuses). General and administrative costs include expenses for administrative services, such as finance, human resources, legal, information systems, and other corporate affairs. These costs are allocated based on a percentage of net sales. Such percentage is determined by dividing total King selling, general and administrative costs by total King net sales. Management believes this method of allocation is reasonable.

       AMORTIZATION

       Amortization is computed over the estimated useful life of the product, 30 years, using the straight-line method.

       USE OF ESTIMATES

       The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Revenues and expenses, and disclosure of contingent assets and liabilities are affected by such estimates and assumptions. Actual results could differ from those estimates.

                               AVC PRODUCT LINE OF
                           KING PHARMACEUTICALS, INC.

    NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (CONTINUED)

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN THOUSANDS)



3.     Significant Customers:

       The AVC Product Line had sales to three customers representing 50% of gross sales for the year ended December 31, 1999. The AVC Product Line had sales to four customers representing 54% of gross sales for the nine months ended September 30, 2000.

4.     Quarterly Financial Data:

       The following table summarizes the AVC Product Line statement of revenues and direct operating expenses for the periods indicated:

                                                       For the Quarter Ended
                                          --------------------------------------------------
                                          March 31, 2000  June 30, 2000   September 30, 2000
                                          --------------------------------------------------
                                           (Unaudited)    (Unaudited)        (Unaudited)
Net sales                                   $  120          $  237              $  512
                                            ------------------------------------------
Cost of sales                                   27              47                 114
General and administrative expense              29              51                  96
Amortization                                    13              13                  13
                                            ------------------------------------------

  Total costs and expenses                      69             111                 223
                                            ------------------------------------------

  Net product contribution                  $   51          $  126              $  289
                                            ==========================================

                               AVC PRODUCT LINE OF
                           KING PHARMACEUTICALS, INC.

    NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (CONTINUED)

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                 (IN THOUSANDS)



4.     Quarterly Financial Data, continued:

                                                          For the Quarter Ended
                                    ------------------------------------------------------------------------
                                    March 31, 1999   June 30, 1999   September 30, 1999    December 31, 1999
                                    ------------------------------------------------------------------------
                                     (Unaudited)      (Unaudited)      (Unaudited)           (Unaudited)
Net sales                                $391            $469            $580                 $494
                                    ------------------------------------------------------------------------
Cost of sales                              81              88             140                  120
General and administrative
     expense                               87             104             119                   97
Amortization                               13              13              13                   13
                                    ------------------------------------------------------------------------

     Total costs and expenses             181             205             272                  230
                                    ------------------------------------------------------------------------

     Net product contribution            $210            $264            $308                 $264
                                    ========================================================================

                                                                     APPENDIX II


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


         The Unaudited Pro Forma Combined Statements of Operations assume that the acquisition of the AVC Product Line ("AVC") had occurred on January 1, 1999, combining the results of operations of Novavax, Inc. (the "Company") and AVC for the year ended December 31, 1999 and for the nine months ended September 30, 2000. The Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2000 reflects the acquisition as if it had occurred on September 30, 2000.

         On January 8, 2001, Novavax acquired certain intangible assets related to the AVC(TM) Product Line of sulfanilamide based vaginal anti-infective cream and suppositories in the United States and Puerto Rice from King Pharmaceuticals, Inc. ("King") for $3.3 million. In addition, Novavax agreed to purchase all AVC inventories that had expiration dates greater than 18 months. The value of this inventory was approximately $400,000 and was delivered to Novavax in February 2001. No further liabilities were assumed.

     The proforma information is based on the historical financial statements of the Company and the historical statement of revenues and direct operating expenses of AVC, after giving effect to the acquisition using the purchase method of accounting and assumptions and adjustments considered appropriate by the Company, certain of which are described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information. The pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been obtained if the acquisition had occurred on the dates indicated or of the results that may be obtained in the future.

     The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the historical financial statements and the related notes thereto of the Company and the historical statement of revenues and direct operating expenses of AVC. The historical statement of revenues and direct operating expenses of AVC and the related notes thereto are included herein. The historical financial statements of Novavax, Inc. and the related notes thereto have been previously filed with the Securities and Exchange Commission and are available from the Company upon written request.

                                  NOVAVAX, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
         (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)


                                                                           AVC       Pro Forma
                                                            Novavax    Product line  Adjustments   Pro Forma
                                                            -------    ------------  -----------   ---------
Assets
Current assets:
  Cash and cash equivalents                                 $ 10,059       $         $ (3,332)(a)  $  6,727
   Accounts receivable                                           613                                    613
   Inventories                                                                400                       400
   Prepaid expenses and other current assets                      34                                     34
                                                            --------     --------    --------      --------
         Total current assets                                 10,706          400      (3,332)        7,774

Property and equipment, net                                    1,549                                  1,549
Patent costs, net                                              1,603                                  1,603
Other assets                                                     629                                    629
Other intangible assets                                            0                    3,332 (a)     3,332
                                                            --------     --------    --------      --------
Total assets                                                  14,487          400          --        14,887
                                                            ========     ========    ========      ========
Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                            1,925          400                     2,325
   Accrued payroll                                               102                                    102
                                                            --------     --------    --------      --------
                                                               2,027          400          --         2,427
                                                            --------     --------    --------      --------
Commitments and contingencies

Stockholders' equity:
   Common stock                                                  200                                    200
   Additional paid-in-capital                                 67,194                                 67,194
   Accumulated deficit                                       (50,098)                               (50,098)
   Deferred compensation of stock option                          (1)                                    (1)
   Treasury stock                                             (4,835)                                (4,835)
                                                            --------     --------    --------      --------
Total stockholders' equity                                    12,460           --          --        12,460
                                                            --------     --------    --------      --------
Total liabilities and stockholders' equity                  $ 14,487     $    400    $     --      $ 14,887
                                                            ========     ========    ========      ========



See accompanying notes to unadudited proforma combined financial information.

                                  NOVAVAX, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
         (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)



                                                                    AVC            Pro Forma
                                                 Novavax         Product line      Adjustments      Pro Forma
                                                 -------         ------------      -----------      ---------
Net sales                                     $      1,181       $      1,934      $              $      3,115
Cost of sales                                            0                429             43(b)            472
                                              ------------       ------------      ---------      ------------
Gross profit                                         1,181              1,505            (43)            2,643
                                              ------------       ------------      ---------      ------------
Operating expenses:
   General and administrative                        2,393                459            476(c)          3,328
   Research and development                          3,354                                               3,354
                                              ------------       ------------      ---------      ------------
Total operating expenses                             5,747                459            476             6,682
                                              ------------       ------------      ---------      ------------
Operating (loss) profit                             (4,566)             1,046           (519)           (4,039)

Interest income                                         60                                                  60
Interest expense                                                                        (200)(d)          (200)
                                              ------------       ------------      ---------      ------------
Net (loss) income                             $     (4,506)      $      1,046      $    (719)     $     (4,179)
                                              ============       ============      =========      ============
Per share information: basic and diluted
Net (loss) income                             $      (0.31)                                       $      (0.29)
                                              ============                                        ============
Weighted average number of common
   Shares outstanding                           14,511,081                                          14,511,081
                                              ============                                        ============




See accompanying notes to unadudited proforma combined financial information.

                                  NOVAVAX, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
         (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)

                                                                     AVC           Pro Forma
                                                 Novavax         Product line     Adjustments      Pro Forma
                                                 -------         ------------     -----------      ---------
Net sales                                     $      1,668       $        869      $              $      2,537
Cost of sales                                            0                188             19 (b)           207
                                              ------------       ------------      ---------      ------------
Gross profit                                         1,668                681            (19)            2,330
                                              ------------       ------------      ---------      ------------

Operating expenses:
    General and administrative                       2,765                215            357 (c)         3,337
    Research and development                         6,561                                               6,561
                                              ------------       ------------      ---------      ------------
                                                     9,326                215            357             9,898
                                              ------------       ------------      ---------      ------------
Operating (loss) profit                             (7,658)               466           (376)           (7,568)

Interest income                                        454                                                 454
Interest expense                                                                        (150) (d)         (150)
                                              ------------       ------------      ---------      ------------
Net (loss) income                             $     (7,204)      $        466      $    (526)     $     (7,264)
                                              ============       ============      =========      ============
Per share information: basic and diluted
Net (loss) income                             $      (0.38)                                       $      (0.39)
                                              ============                                        ============
Weighted average number of common
   shares outstanding                           18,727,414                                          18,727,414
                                              ============                                        ============





See accompanying notes to unaudited proforma combined financial information.

                                  NOVAVAX, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


NOTE 1. BASIS OF PRESENTATION

       Novavax, Inc. ("Novavax" or the "Company") is a biopharmaceutical company focused on the research and development of proprietary drug delivery and encapsulation technologies. The AVC Product Line had been acquired and marketed by King Pharmaceuticals, Inc. ("King") through King's women's health care sales force since January 1999.

       The Unaudited Pro Forma Combined Statements of Operations assume that the acquisition of the AVC Product Line ("AVC") had occurred on January 1, 1999, combining the results of operations of Novavax, Inc. (the "Company") and Statements of Revenues and Direct Operating Expenses of AVC for the year ended December 31, 1999 and for the nine months ended September 30, 2000. The Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2000 reflects the acquisition as if it had occurred on September 30, 2000.

       The Unaudited Pro Forma statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the current report on Form 8-K/A of Novavax, and are not intended to be a complete presentation of AVC and Novavax's combined results of operations. King did not prepare financial statements of AVC, which would be intended to report a complete presentation of financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States of America. Accordingly, the accompanying Unaudited Pro Forma statements do not purport to present the actual results of operations of AVC that would have resulted if Novavax had acquired AVC in January 1999.

NOTE 2. ACQUISITION OF BIOMEDICAL SERVICES DIVISION

       On January 8, 2001, Novavax acquired certain assets related to the AVC Product Line of sulfanilamide based vaginal anti-infective cream and suppositories in the United States and Puerto Rice from King for $3.3 million. The assets acquired represent certain intangible assets as defined in the Agreement for the Purchase and Sale of Assets relating to the AVC Product Line ("Purchase Agreement"). These assets include the right to the tradename in the United States and the goodwill associated with the tradename; the know-how relating to production, manufacturing, packaging, release, validation and stability of the products in the United States; and the right to the new drug application for AVC. In addition to the Purchase Agreement, a Supply Agreement was also entered into on January 8, 2001 between King and Novavax. Pursuant to the Supply Agreement, King will supply Novavax the AVC Product Line at a price equal to 110% of King's cost for an initial term of twelve months from the effective date. The Supply Agreement will be automatically extended for an additional twelve months unless one of the parties terminate the agreement. Novavax initially agreed to purchase all AVC inventories that had expiration dates greater than 18 months. The value of this inventory was approximately $400,000 and was delivered to Novavax in February 2001. No other liabilities were assumed.

NOTE 3. PRO FORMA ADJUSTMENTS

(a)    Represents cash purchase price of AVC of $3,332,000 .
(b) Estimated increase in cost of sales related to contractual 10% service fee for processing inventory purchases.
(c) Amortization of acquisition cost of AVC product line with an estimated useful life of seven years
(d) Estimated interest expense resulting from the use of $3,332,000 in cash to acquire AVC.